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                                                              EXHIBIT 23.1


                Consent of Independent Certified Public Accountants


American Realty Trust, Inc.
  Dallas, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 1996, relating to the consolidated financial statements and schedules of American Realty Trust, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP

                                        BDO Seidman, LLP



Dallas, Texas
February 11, 1997